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                                                                EXHIBIT 23(j)(2)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 7, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Report to Shareholders of Market Street Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Philadelphia, PA
September 30, 2002